Exhibit 99.1

Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece
NEWS RELEASE

QUINTANA MARITIME LIMITED
REPORTS THIRD QUARTER AND YEAR-TO-DATE 2005 RESULTS
AND DECLARES A DIVIDEND OF $0.20 PER SHARE
ATHENS, GREECE – November 2, 2005 – Quintana Maritime Limited (NASDAQ: QMAR) today announced operating results for the third quarter of 2005 and for the year to date, from inception to September 30, 2005. The Company was incorporated on January 13, 2005 and commenced operations on April 12, 2005.
Third Quarter 2005 and Year-to-Date Results:
For the third quarter of 2005, the Company reported net income of $203,725, or $0.01 per diluted share, on net time-charter revenues of $13.0 million, based on the weighted average of 19,627,598 diluted shares outstanding for the period. Adjusted EBITDA for the quarter was $8.7 million. An average of 6.7 vessels were owned and operated in the third quarter, and all were deployed on time charters, earning an average time-charter-equivalent rate of approximately $22,092 per day.
Year to date, the Company reported net income of $791,054, or $0.07 per diluted share on net time-charter revenues of $20.0 million, based on the weighted average of 11,010,472 diluted shares outstanding for the period. Adjusted EBITDA for the year to date was $13.1 million. There were no revenues in the first quarter of 2005.
The results for the quarter include non-cash expenses of $3.3 million, which include a $3.2 million expense of unamortized loan-financing costs related to the early extinguishment of a portion of the term-loan facility and a provision of $0.1 million for the restricted-stock portion of deferred stock-based compensation for the Company’s employees and directors. Excluding these charges, the Company would have reported net income of $3.5 million, or $0.18 per diluted share, for the third

QMAR reports Third Quarter 2005 results	Page 2 of 12
quarter and net income of $4.1 million, or $0.37 per diluted share, for the year to date. The non-cash expense of $3.2 million represents the portion of unamortized loan-financing costs attributable to the portion of the fleet that had been delivered by the end of the third quarter. The Company will take the remaining non-cash charge of $1.5 million in the fourth quarter, relating to the remaining three ships financed under the terminated term-loan facility and delivered in the fourth quarter of 2005.
Stamatis Molaris, President and Chief Executive Officer of Quintana Maritime Limited, commented, “This quarter’s results exemplify Quintana’s ability to deliver on its intended growth strategy and were in line with our revenue expectations. Net revenues increased by $6.0 million, or 86% over the previous quarter’s $7.0 million, and adjusted EBITDA increased by $4.2 million, or 91% over the previous quarter’s $4.6 million.”
Mr. Molaris continued, “While our third-quarter revenue gains were impressive with an average of 6.7 vessels contributing to revenues, Quintana’s fourth-quarter operations will include revenues from all eight Panamax vessels for the full quarter and partial revenues from our newly acquired Capesize vessels. Furthermore, the Company booked all remaining third-party management fees due under its contract in the third quarter of 2005 and has brought technical and commercial management of the remaining third-party-managed vessel in-house in the fourth quarter.”
During the third quarter of 2005, Quintana took delivery of three Panamax vessels to expand its Panamax fleet to eight vessels and entered into agreements to purchase two Capesize bulk carriers of 165,500 dwt each. The acquisitions expanded the Company’s cargo-carrying capacity by 331,000 dwt, or 56.6%. Quintana took delivery of the first Capesize vessel on October 18, 2005 and expects to take delivery of the other in mid-November.
The following key indicators highlight the Company’s financial and operating performance during the third quarter of 2005:
Quintana Maritime Limited
Key Indicators (1)
(In U.S. Dollars per day, unless otherwise stated)

QMAR reports Third Quarter 2005 results	Page 3 of 12

	Three Months	Period from January
	Ended	13, 2005 (inception)
	September 30,	to September 30,
	2005	2005
Average Number of Ships	6.7	3.7
Total Ownership days	619	973
Total Operating days	613	899
Utilization	99%	92.4%
TCE per ship	22,092	23,143
Net daily revenue per ship	21,196	22,214
Vessel operating expenses per ship	(3,774)	(3,723)
Daily fees paid to third party manager (2)	(766)	(608)
Vessel overhead burden per ship	(2,513)	(2,779)

(1)	Please see Glossary of Terms for definitions of the items. Amounts indicated in the table include results for Barbara, which is on time charter at a variable rate tied to rates on the spot market.

(2)	These figures include amounts paid to the third-party manager in the third quarter and amounts accrued in the third quarter that relate to remaining amounts due to the third-party manager in the fourth quarter relating to our termination of the management contract.
Mr. Molaris, added, “Quintana will continue to seek out opportunities to expand its fleet. We are particularly excited to build a presence in the Capesize market which is consistent with our strategy to focus on larger dry-bulk carriers. The acquisition of the Capesize vessels positions Quintana for continued growth and profitability while also enabling the Company to provide its valued customers with one of the most modern fleets in the dry-bulk industry.”
Fleet Table as of November 2, 2005

					Delivered to
Vessel	Type	Dwt	Year Built	Age (in years)	QMAR
Fearless 1	Panamax	73,427	1997	8	April 11, 2005
King Coal	Panamax	72,873	1997	8	April 12, 2005
Coal Glory	Panamax	73,670	1995	10	April 13, 2005
Coal Age	Panamax	72,861	1997	8	May 4, 2005
Iron Man	Panamax	72,861	1997	8	May 6, 2005
Barbara	Panamax	73,390	1997	8	July 20, 2005
Coal Pride	Panamax	72,600	1999	6	August 16, 2005
Linda Leah	Panamax	73,390	1997	8	August 22, 2005
Iron Beauty	Capesize	165,500	2001	4	October 18, 2005

Fleet on 11/02/05	9 Vessels	750,572

Kirmar	Capesize	165,500	2001	4	Expected mid-November 2005
Total Fleet	10 Vessels	916,072		7.2 years average

QMAR reports Third Quarter 2005 results	Page 4 of 12
Time Charter Coverage
Taking into consideration the entire fleet of 10 vessels and the expected operating days of the vessels after delivery, we estimate that just over 82.3% of the fleet’s net operating days for the fourth quarter of 2005 and 54.2% of the fleet’s net operating days for 2006 are currently secured, equivalent to $16.2 million and $47.8 million in revenues, respectively. For 2007, 50.1% of the fleet’s net operating days have already been secured, equivalent to $44.3 million. (Please refer to relevant table below, which only reflects current charters and does not include the time charter on Barbara, which is subject to variable rates tied to rates in the spot market.)

	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07
	Actual	Est.	Est.	Est.	Est.	Est.	Est.	Est.	Est.	Est.
Total Time Chartered Days	541	695	512	515	455	430	420	415	455	455

Net Daily Average Rate of time chartered ships	$22,214	$23,333	$25,091	$25,154	$25,334	$24,765	$25,429	$25,536	$25,334	$25,334

Total Expected Time Charter Revenues in $ mil	$12.0	$16.2	$12.8	$12.9	$11.5	$10.6	$10.7	$10.6	$11.5	$11.5
Dividend
At its meeting yesterday, the Board of Directors of Quintana declared a dividend of $0.20 per share, payable on November 22 2005 to all shareholders of record as of November 11, 2005. This represents 65% of our net free cash flow of $0.31 per share for the third quarter of 2005, after accrued interest and dry docking expenditures. The balance of our net free cash flow will be used to pay down our revolving credit facility.
Paul J. Cornell, Quintana’s Chief Financial Officer, commented, “On October 4, 2005, the Company entered into an 8-year, secured, $250 million revolving credit facility replacing the previously existing term-loan facility. The new facility has more competitive terms than the prior one, affords Quintana significantly more flexibility in its borrowings and permits it to increase the size of the facility by up to $50 million, for an aggregate size of up to $300 million. In general, this new facility enables us to fund vessel acquisitions and to borrow for working capital purposes and general

QMAR reports Third Quarter 2005 results	Page 5 of 12
corporate requirements at favorable terms. Additionally, we are pleased to declare our second dividend in this fiscal year.”
Vice President – Investor Relations
Mark A. Kahil has joined Quintana Maritime as Vice President of Investor Relations. Mr. Kahil brings to Quintana more than 15 years of strategic investor relations experience, including broad investor relations roles in diverse industries ranging from small to large market capitalization with listings on NASDAQ, AMEX and NYSE. Most recently Mr. Kahil held the position of Senior Director of Investor Relations for King Pharmaceuticals; prior assignments include Director of Investor Relations and Corporate Affairs for Sterling Chemicals and Manager of Investor Relations with two oil and gas companies. Mr. Kahil began his tenure in investor relations while serving as Vice President of an investor relations firm, where he advised over 60 publicly traded companies on various investor relations strategies. From 1999-2000 Mr. Kahil served as President of the Houston Chapter of the National Investor Relations Institute after serving on the Board for several years prior. Mr. Kahil received a BBA from Sam Houston State University in 1986 and an MBA from Jones International University in 2003.
Mr. Molaris commented: “We strive to maximize shareholder value not only through the quality of our shipping operations but also through the quality of our corporate governance and investor relations practices. Given his background and expertise, Mark’s addition to our team will significantly enhance our investor relations efforts.”
Conference Call and Webcast:
As already announced, today, Wednesday, November 2, 2005 at 10:00 A.M. EST, the company’s management will host a conference call to discuss the results.
Conference Call details: Participants should dial into the call 10 minutes before the scheduled time using the following numbers: 1.866.819.7111(from the US), 0800 953 0329 (from the UK) or +44(0)1452 542 301 (from outside the US). Please quote “Quintana”.
In case of any problem with the above numbers, please dial 1.866.869.2352 (from the US),
0800 694 1449 (from the UK) or + 44 (0) 1452 560 304 (from outside the US).
Quote “Quintana”.
A telephonic replay of the conference call will be available until November 9, 2005 by dialing 1.866.247.4222 (from the US), 0800 953 1533 (from the UK) or + 44(0) 1452 550 000 (from outside the US). Access Code: 1859591#

QMAR reports Third Quarter 2005 results	Page 6 of 12
Slides and audio webcast: There will also be a live, and then archived, webcast of the conference call, through Quintana Maritime’s website (www.quintanamaritime.com). Participants to the live webcast should register on the website approximately 10 minutes prior to the start of the webcast.
ABOUT QUINTANA MARITIME LIMITED
The company was incorporated in the Marshall Islands on January 13, 2005 and began operations on April 12, 2005. The initial public offering was completed on July 14, 2005. Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. The company currently owns and operates a fleet of eight Panamax vessels and one Capesize vessel with a total carrying capacity of 750,572 dwt and an average age of approximately 7.6 years. It has also entered into an agreement to acquire one additional Capesize vessel, which, upon delivery, will increase the size of its fleet to 10 vessels with a total carrying capacity of 916,072 dwt and an average age of 7.2 years .

Forward Looking Statement
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Disclosure of Non-GAAP Financial Measures
Adjusted EBITDA represents net income plus interest and finance costs plus depreciation and amortization and income taxes, if any, plus the restricted-stock portion of deferred stock-based compensation, which is a non-cash item. Adjusted EBITDA is included because it is used by certain investors to measure a company’s financial performance. Adjusted EBITDA is a “non-GAAP financial measure” and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. Adjusted EBITDA is presented to provide additional information with respect to the Company’s ability to satisfy its obligations including debt service, capital expenditures, working capital requirements and determination of dividends. While Adjusted EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of Adjusted EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.
For Immediate Release

Company Contact:	Investor Relations / Financial Media:
Mark A. Kahil	Paul Lampoutis
Vice President, Investor Relations	Capital Link, Inc, New York
Tel. 713.751.7527	Tel. 212.661.7566
E-mail:mkahil@quintanamaritime.com	E-mail: plampoutis@capitallink.com

QMAR reports Third Quarter 2005 results	Page 7 of 12
05-14
-financials follow-

QMAR reports Third Quarter 2005 results	Page 8 of 12
Quintana Maritime Limited
Consolidated Balance Sheet
(All amounts expressed in U.S. Dollars)

September 30,
2005
(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,246,005
Inventories	265,527
Due from charterers	83,551
Other receivables	348,827
Prepaid expenses and other current assets	1,025,813

Total current assets	10,969,723

Non-current assets:
Vessels, net of accumulated depreciation of $5,731,349	324,892,301
Advances for vessel deposits	13,680,000
Other fixed assets, net of accumulated depreciation of $37,002	219,259
Deferred financing costs, net of accumulated amortization of $3,586,453	1,510,843
Deferred dry docking costs, net of accumulated amortization of $160,575	1,043,753

Total non-current assets	341,346,156

Total assets	$352,315,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$723,213
Sundry liabilities and accruals	1,068,533
Deferred income	1,104,072
Term loan facility	100,550,000

Total current liabilities	103,445,818

Shareholders’ equity:
Common stock at $0.01 par value — 23,554,617 shares issued, authorized and outstanding.	235,546
Additional paid-in capital	251,891,615
Deferred stock-based compensation	(2,870,423)
Accumulated deficit	(386,677)

Total shareholders’ equity	248,870,061

Total liabilities and shareholders’ equity	$352,315,879

QMAR reports Third Quarter 2005 results	Page 9 of 12
Quintana Maritime Limited
Consolidated Statement of Operations
(All amounts expressed in U.S. Dollars)

		Period from
		January 13,
	Three Months	2005
	Ended September	(inception) to
	30,	September 30,
	2005	2005
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$13,542,694	$20,805,604
Commission	(549,492)	(834,861)

Net revenue	12,993,202	19,970,743

Expenses:
Vessel operating expenses	2,335,960	3,622,100
General and administrative expenses	1,555,332	2,704,246
Management fees	473,990	591,190
Depreciation and amortization	4,030,574	5,928,926

Total expenses	8,395,856	12,846,462

Operating profit	4,597,346	7,124,281

Other expenses:
Interest expense	(1,281,405)	(2,903,044)
Interest income	132,702	159,970
Finance costs	(3,266,090)	(3,586,453)
Foreign exchange losses and other, net	21,172	(3,700)

Total other expenses	(4,393,621)	(6,333,227)

Net income	$203,725	$791,054

Net income per common share
Basic	$0.01	$0.07
Diluted	$0.01	$0.07
Weighted average shares outstanding

Basic	19,517,470	10,971,653

Diluted	19,627,598	11,010,472

QMAR reports Third Quarter 2005 results	Page 10 of 12
Quintana Maritime Limited
Consolidated Statement of Cash Flows
(unaudited)
(All amounts expressed in U.S. Dollars)

Period from
January 13, 2005
(inception) to
September 30,
2005
(unaudited)
Cash flows from operating activities:
Net loss	$791,054
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,928,926
Amortization of deferred finance and legal costs	3,586,453
Changes in assets and liabilities:
Increase in inventories	(265,527)
Increase in due from charterer	(83,551)
Increase in other receivables	(348,827)
Increase in prepaid expenses and other current assets	(1,025,813)
Increase in accounts payable	723,213
Increase in sundry liabilities and accruals	1,068,533
Increase in deferred income	1,104,072
Deferred dry-dock costs incurred	(1,204,328)

Net cash from operating activities	$10,274,205

Cash flows from investing activities:
Vessel acquisitions	(330,623,650)
Advances for vessel deposit	(13,680,000)
Purchases of property, plant and equipment	(256,261)

Net cash used in investing activities	$(344,559,911)

Cash flows from financing activities:
Proceeds from long-term debt	411,621,351
Repayment of long-term debt	(311,071,351)
Payment of financing costs	(5,097,296)
Paid-in capital and common stock	68,664,437
Proceeds from initial public offering	182,771,956
Issuance costs of initial public offering	(2,179,655)
Dividends paid	(1,177,731)

Net cash from financing activities	$343,531,711

Net increase in cash and cash equivalents	9,246,005
Cash and cash equivalents at beginning of period

Cash and cash equivalents at end of period	$9,246,005

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,903,044
Deferred stock-based compensation	$2,959,538

QMAR reports Third Quarter 2005 results	Page 11 of 12
Quintana Maritime Limited
Reconciliation of Net Income to Adjusted EBITDA
(Expressed in U.S. Dollars)

		Period from
		January 13, 2005
	Three Months	(inception) to
	Ended September	September 30,
	30, 2005	2005

Net income	$203,725	$791,054
Interest and finance costs, net	4,414,793	6,329,527
Restricted-stock portion of deferred stock-based compensation	89,115	89,115
Depreciation and amortization	4,030,574	5,928,926

Adjusted EBITDA	$8,738,207	$13,138,622

QMAR reports Third Quarter 2005 results	Page 12 of 12
Glossary of Terms
Average number of vessels This is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in that period.
Ownership days We define ownership days as the aggregate number of days in a period during which each vessel in our fleet has been owned by us. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
Operating days We define operating days as the number of our available days in a period less the aggregate number of days that our vessels are off-hire due to planned dry docking repairs or any other, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.
Fleet utilization We calculate fleet utilization by dividing the number of our operating days during a period by the number of our Ownership days during the period. The shipping industry uses fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning.
TCE per ship per day We define TCE (time-charter equivalent) per ship per day rate as our voyage and time charter revenues less voyage expenses during a period divided by the number of our operating days during the period, which is consistent with industry standards. TCE rate is a shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per day amounts while charter hire rates for vessels on time charters generally are expressed in such amounts.
Net daily revenue The daily TCE rate net of commissions.
Vessel operating expenses per ship per day This include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance, the cost of spares and consumable stores, tonnage taxes and other miscellaneous expenses. We define as our total operating costs divided by the ownership days.
Vessel overhead burden per ship per day (Overhead Burden) This includes the salaries and other related costs of the executive officers and the members of our board of directors and other employees, our office rents, legal and auditing costs, regulatory compliance costs, other miscellaneous office expenses and corporate overhead. We define them as our general and administrative expenses divided by the number of ownership days.
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